Commission File No. 1-4311

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                   FORM 8-A/A
                                (AMENDMENT NO. 1)
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                PALL CORPORATION
                                ----------------
             (Exact name of registrant as specified in its charter)


            New York                                     11-1541330
            --------                                     ----------
(State of incorporation or organization)                (IRS Employer
                                                      Identification No.)


             2200 Northern Boulevard
               East Hills, New York                            11548
               --------------------                            -----
      (Address of principal executive offices)              (Zip Code)

     Securities registered pursuant to Section 12(b) of the Act:

                                            Name of each exchange on which
 Title of each class registered                 each class is registered
 ------------------------------                 ------------------------
         Common Stock, par value                 New York Stock Exchange
             $.10 per share

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

     Securities Act registration statement file number to which this form relates: Not applicable

     Securities to be registered pursuant to Section 12(g) of the Act: None

     This Form 8-A/A is being filed by Pall Corporation, a New York corporation (the "Registrant"), with respect to its Common Stock, par value $.10 per share,* and amends and supplements the Registrant's Registration Statement on Form 8-A dated September 10, 1992, with respect to such Rights (the "Form 8-A").

Item 1.  Description of Registrant's Securities to be Registered.

     Item 1 of the Form 8-A is hereby amended and restated to read in its entirety as follows:

General

     The authorized capital stock of the Registrant, consists of 500,000,000 shares of Common Stock, par value $0.10 per share (the "Common Stock"). The rights of the holders of Common Stock are governed by the Business Corporation Law of the State of New York (the "BCL") and the Registrant's certificate of incorporation and by-laws.

     Holders of Common Stock are entitled to receive dividends when and as declared by the Registrant's Board of Directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of the Registrant, holders of Common Stock would be entitled to share ratably in all corporate assets available for distribution to shareholders. The holders of Common Stock are not subject to further calls or assessments by the Registrant and have no pre-emptive, subscription or conversion rights. The Common Stock is not redeemable.

Voting Rights

     The holders of Common Stock are entitled to one vote per share on all matters submitted to shareholders, and the holders of a majority of the outstanding shares constitute a quorum at any meeting of shareholders.

     Directors of the Registrant are elected by a plurality of the votes cast at a meeting of shareholders. The Common Stock does not have cumulative voting rights; therefore, the holders of a majority of the outstanding shares of Common Stock can elect all directors of the Registrant.

     In general, shareholder action other than the election of directors must be authorized by a majority of the votes cast at a meeting of shareholders. However, the BCL provides that certain extraordinary matters, such as a merger or consolidation in which the Registrant is a constituent corporation, a sale or other disposition of all or substantially all of the Registrant's assets, and the dissolution of the Registrant, would require the vote of the holders of two-thirds of all outstanding

--------
     *In November 1993, the par value of the Common Stock was reduced from $.25 per share to $.10 per share.



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



shares. Most amendments to the Registrant's certificate of incorporation require the vote of theholders of a majority of all outstanding shares.

Classification of the Board

     The by-laws of the Registrant provide that the Board of Directors shall be divided into three classes of directors serving staggered three-year terms, such classes being as nearly equal in number as possible.

Fair Price Provisions

     The Registrant's certificate of incorporation contains provisions designed to assure fair treatment for all shareholders of the Registrant in certain "Business Combinations" involving a "Related Party," defined as either the beneficial owner of 20% or more of the securities entitled to vote in the election of the Registrant's directors, or an affiliate of the Registrant who was the beneficial owner of 20% or more of such securities at any time within the preceding five years. "Business Combination" is defined broadly to include
(i) any merger or consolidation of the Registrant or any of its subsidiaries into or with a Related Person or its affiliates, (ii) any sale or other disposition of more than 5% in value of the consolidated assets of the Registrant and its subsidiaries to a Related Person or its affiliates, or more than 5% of the assets of a Related Person to the Registrant or its subsidiaries,
(iii) certain issuances and transfers by the Registrant or its subsidiaries of their respective securities to a Related Person, and (iv) any reclassification of securities, recapitalization, reorganization or similar transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity security of the Registrant or its subsidiaries which is directly or indirectly owned by a Related Person.

     Any Business Combination is subject to the prior approval of the holders of not less than 85% of all outstanding shares of Common Stock unless certain fair price and procedural requirements are met. Approval by the holders of not less than 85% of the outstanding Common Stock is also required to amend or repeal the provisions in the Registrant's certificate of incorporation relating to Business Combinations, unless at least 75% of certain "continuing" directors of the Registrant shall recommend such amendment or repeal, in which case the approval of only the holders of a majority of the outstanding shares of Common Stock would be required under the BCL to amend or repeal such provisions.

     In addition, under Section 912 of the BCL, the Registrant may not engage in a "business combination" (the statutory definition of which is similar to that in the Registrant's certificate of incorporation) with an "interested shareholder" (the statutory definition of which is similar to the definition of "Related Party" in the Registrant's certificate of incorporation) for a period of five years after the interested shareholder becomes such, unless the business combination or the purchase of stock by means of which the interested shareholder becomes such is approved by the Registrant's board of directors in advance of such stock purchase. After the five-year period, an interested shareholder may engage in a business combination with the Registrant only if (i) the business combination is approved after the five-year period by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock not beneficially owned by the interested shareholder and its affiliates and associates, or (ii) the value of the aggregate consideration to be paid by the interested shareholder in connection with the business combination satisfies certain formulas specified in Section 912, and the interested shareholder, after becoming such, has not acquired any additional shares of Common Stock, except as provided in the statute.

Common Share Purchase Rights

     At the Annual Meeting of the Shareholders of the Registrant held on November 17, 1989, a proposal was adopted by majority vote advising the Board to adopt a Shareholder Rights Plan. At a meeting of the Board of Directors held following said Annual Meeting, the Board adopted a Rights Agreement dated as of November 17, 1989, between the Registrant and United States Trust Company of New York, as Rights Agent (the "Prior Rights Agreement"), and pursuant thereto declared a dividend of one Common Share Purchase Right (a "Right") for each outstanding share of the Common Stock. The dividend distribution was made to the holders of record of Common Stock outstanding on December 1, 1989, and the Registrant has continued and is continuing to issue Rights with all shares of Common Stock issued after December 1, 1989, until the earliest to occur of the Distribution Date (as defined below), the date on which the Rights are redeemed, and the expiration date of the Rights.

     On April 20, 1999, the Board of Directors of the Registrant adopted amendments to the Prior Rights Agreement, which amendments are set forth in Amendment No. 1, dated as of April 20, 1999, to the Prior Rights Agreement (the "Amendment"). The only substantive amendments to the Prior Rights Agreement effected by the Amendment were (i) the extension of the expiration date of the Rights from December 1, 1999, to December 1, 2009, and (ii) the increase of the purchase price of a share of Common Stock upon exercise of a Right from $60 to $80. A copy of the Amendment is attached as an exhibit to this Form 8-A/A. The following summary of the material terms of the Rights is qualified in its entirety by reference to (i) the Prior Rights Agreement, a copy of which was previously filed as an exhibit to the Registrant's Registration Statement on Form 8-A dated September 10, 1992, for the registration of the Rights pursuant to Section 12(b) of the Securities Exchange Act of 1934, and (ii) the Amendment, which is being filed as an exhibit to this Form 8-A/A.

     The "Distribution Date" is defined as the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (other than the Registrant, any subsidiary of the Registrant, any employee benefit plan of the Registrant or of any subsidiary of the Registrant, or any entity holding Common Stock for or pursuant to the terms of such plan) has acquired beneficial ownership of 20% or more of the outstanding Common Stock (such person or group being defined as an "Acquiring Person"), or
(ii) 10 business days (or such later date as may be determined by action of the Registrant's Board prior to such time as any person or group becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than the Registrant, any subsidiary of the Registrant, any employee benefit plan of the Registrant or of any subsidiary of the Registrant, or any entity holding Common Stock for or pursuant to the terms of such plan) of 20% or more of such outstanding Common Stock.

     Until the Distribution Date, the Rights (i) will not be exercisable, (ii) will be evidenced by the certificates for the Common Stock registered in the names of the holders thereof and not by separate Right certificates, and (iii) will be transferable with and only with the Common Stock, and one Right will be associated with each share of Common Stock, subject to adjustment in certain events. Each Right, when it becomes exercisable, will entitle the registered holder to purchase from the Registrant one share of Common Stock at a price of $80, which price is subject to adjustment in certain events as described below (the "Purchase Price"). As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights, options or warrants to subscribe for or purchase Common Stock at a price, or of securities convertible into Common Stock with a conversion price, less than the then current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of shares of Common Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock, or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

     In the event that the Registrant is acquired by any person in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, each holder of a Right will thereafter have the right to receive, upon the exercise of the Right at the then current Purchase Price of the Right, that number of shares of the most powerful voting capital stock of the acquiring company which at the time of such business combination or sale had a market value of two times the Purchase Price. In the event that (i) any person becomes an Acquiring Person, or (ii) during such time as there is an Acquiring Person, there shall be a reclassification of securities or a recapitalization or a reorganization of the Registrant or other transaction or series of transactions involving the Registrant which has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Registrant or any of its subsidiaries beneficially owned by the Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock (or other securities, cash or property) which at the time of such event had a market value of two times the Purchase Price of the Right.

     At any time after any person becomes an Acquiring Person and prior to the acquisition by a person or group (other than the Registrant, any employee benefit plan of the Registrant or of any subsidiary of the Registrant, or any entity holding Common Stock for or pursuant to the terms of such plan) of beneficial ownership of 50% or more of the outstanding Common Stock (other than Common Stock into which nonvoting securities of the Registrant beneficially owned by such person or group can be converted), the Board of Directors of the Registrant may exchange the Rights (other than Rights beneficially owned by an Acquiring Person, which Rights will thereafter be void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment in certain events).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Common Stock will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading day prior to the date of exercise.

     At any time prior to such time as any person or group becomes an Acquiring Person, the Board of Directors of the Registrant may redeem the Rights in whole, but not in part, at a price of one-third of a cent per Right, which price has been adjusted to reflect stock splits declared since the date of the Prior Rights Agreement, and is subject to further adjustment in certain events (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The terms of the Rights may be amended by the Board of Directors of the Registrant without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Registrant, including, without limitation, the right to vote or to receive dividends.

Item 2.  Exhibits.

     Item 2 of the Form 8-A is hereby amended by adding the following additional exhibit:

     II. Amendment No. 1, dated as of April 20, 1999, to the Rights Agreement dated as of November 17, 1989, between the Registrant and United States Trust Company of New York, as Rights Agent.

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: April 20, 1999                   PALL CORPORATION



                                        By: /s/Mary Ann S. Bartlett
                                            -----------------------
                                             Mary Ann S. Bartlett
                                             Secretary and Assistant
                                             General Counsel

                                 EXHIBIT INDEX




   Exhibit                       Description
   -------                       -----------

     II. Amendment No. 1, dated as of April 20, 1999, to the Rights Agreement dated as of November 17, 1989, between the Registrant and United States Trust Company of New York, as Rights Agent.

                                                                      EXHIBIT II

                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT


     AMENDMENT No. 1 dated as of April 20, 1999, to the Rights Agreement dated as of November 17, 1989, (the "Rights Agreement"), between Pall Corporation, a New York corporation (the "Company"), and United States Trust Company of New York (the "Rights Agent"). All terms which are capitalized but not defined herein shall have the same meanings as in the Rights Agreement.

     WHEREAS, the Company and the Rights Agent are parties to the Rights Agreement specifying the terms of the Rights; and

     WHEREAS, the Company's Board of Directors has deemed it appropriate to amend the Rights Agreement to (i) change the Final Expiration Date from December 1, 1999, to December 1, 2009, (ii) change the Purchase Price from $60 to $80, and (iii) make certain non-substantive updating changes;

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, and pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent agree as follows:

     1. The first sentence of Section 1(f) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

          "(f) 'Common Shares' when used with reference to the Company shall mean the shares of Common Stock, par value $.10 per share, of the Company."

     2. The first sentence (including the legend) of Section 3(c) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

          "(c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Pall Corporation and United States Trust Company of New York, dated as of November 17, 1989, and amended as of April 20, 1999 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Pall Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Pall Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) shall become null and void."

     3. Clause (i) of Section 7(a) of the Rights Agreement is hereby amended by changing the Final Expiration Date from the close of business on December 1, 1999, to the close of business on December 1, 2009.

     4. Section 7(b) of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

          "(b) Effective April 20, 1999, the Purchase Price for each Common Share pursuant to the exercise of a right shall be $80, shall be subject to adjustment from time to time thereafter as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below."

     5. The first sentence of Section 26 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

          "Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                                Pall Corporation
                                2200 Northern Boulevard
                                East Hills, New York  11548
                                Attention: Corporate Secretary"

     6. The form of Right Certificate attached as Exhibit A to the Rights Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit A to this Amendment No. 1.

     7. Exhibit B to the Rights Agreement is hereby amended to conform in all respects to the foregoing amendments.




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



     8. The foregoing amendments shall be effective as of the date of this Amendment No. 1, and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     9. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment No. 1 to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                            PALL CORPORATION
         (Corporate Seal)


                                            By:/s/Eric Krasnoff
                                               ----------------
                                               Eric Krasnoff
                                               Chairman and Chief
Attest:                                           Executive Officer

/s/Mary Ann Bartlett
--------------------
Mary Ann Bartlett
Secretary


                                            UNITED STATES TRUST COMPANY
         (Corporate Seal)                         OF NEW YORK



                                            By:/s/John Guiliano
                                               ----------------
                                               John Guiliano
Attest:                                        Vice President

/s/Jason G. Gregory
-------------------
Print Name: Jason G. Gregory
Title:      Assistant Secretary

                                                                       Exhibit A

                            Form of Right Certificate

Certificate No. R-                                              _________ Rights

       NOT EXERCISABLE AFTER DECEMBER 1, 2009 OR EARLIER IF REDEMPTION OR
        EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT ONE CENT
           PER RIGHT (AS ADJUSTED PURSUANT TO SECTION 11 OF THE RIGHTS
         AGREEMENT) AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS
                                   AGREEMENT.

                                Right Certificate
                                PALL CORPORATION

     This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of November 17, 1989, and amended as of April 20, 1999 (the "Rights Agreement"), between Pall Corporation, a New York corporation (the "Company"), and United States Trust Company of New York, a New York corporation (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on December 1, 2009, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one fully paid nonassessable share of Common Stock, par value $.10 per share, of the Company (a "Common Share") at a purchase price of $80 per Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of April 20, 1999, based on the Common Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

     This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of one cent per Right (as adjusted pursuant to Section 11 of the Rights Agreement) or (ii) may be exchanged in whole or in part for Common Shares.

     No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ____________, _____,

ATTEST:                                              PALL CORPORATION

___________________________________                  By:________________________

Countersigned:

UNITED STATES TRUST COMPANY
         OF NEW YORK

By:__________________________________
       Authorized Signature

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT
                               ------------------

     (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

         FOR VALUE RECEIVED, _________________________________________________

hereby sells, assigns and transfers unto  ______________________________________

-----------------------------------------------------------------------------
                  (Please print name and address of transferee)

-----------------------------------------------------------------------------
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: _____________________, ____.


                                           -------------------------------------
                                           Signature

Signature Guaranteed:

     Signatures must be guaranteed by a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (generally, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States).
--------------------------------------------------------------------------------

     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                            ------------------------------------
                                            Signature

--------------------------------------------------------------------------------

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                      (To be executed if holder desires to
                        exercise the Right Certificate.)

To: PALL CORPORATION

     The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

Please insert social security
or other identifying number

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________
If such  number of Rights  shall not be all the Rights  evidenced  by this Right
Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

Dated: ________________, ____

                                                 _______________________________
                                                 Signature

Signature Guaranteed:

     Signatures must be guaranteed by a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (generally, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States).

--------------------------------------------------------------------------------

     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                            ____________________________________
                                            Signature

--------------------------------------------------------------------------------


                                     NOTICE

     The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.